UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2021

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 951-0600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2021, Potbelly Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Intrinsic Investment Holdings, LLC (“Intrinsic”), the Vann A. Avedisian Trust U/A 8/29/85 (the “Avedisian Trust”) and Vann A. Avedisian (“Mr. Avedisian” or the “Investor Designee”) (each an “Investor” and collectively, with each of their respective affiliates, the “Investors”).

Effective upon the execution of the Cooperation Agreement, the Board of Directors of the Company (the “Board”) (i) increased the size of the Board from eight to nine members, (ii) appointed the Investor Designee to the Board and (iii) appointed the Investor Designee to the Audit Committee of the Board. The Board also agreed to include the Investor Designee in the Company’s slate of nominees for election to the Board at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”).

The Cooperation Agreement further provides, among other things, that:

•

During the term of the Cooperation Agreement, the Investors will vote all of their shares of the Company’s common stock (the “Common Stock”) at any and all stockholder meetings in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC.

•

During the term of the Cooperation Agreement, the Investors will be subject to customary standstill restrictions, including with respect to acquiring beneficial ownership of more than 15% of the Common Stock, nominating or recommending for nomination any persons for election to the Board, submitting any proposal for consideration at any stockholder meeting, soliciting any proxy in respect of any proposal for consideration at any stockholder meeting and participating in any “withhold” or similar campaign with respect to any stockholder meeting.

•	Each party agrees not to make public statements about the other party, subject to certain exceptions.

•	Each party agrees not to sue the other party, subject to certain exceptions.

•

Either party may terminate the Cooperation Agreement by giving five days’ advance notice to the other party. The earliest possible date of termination is the date that is 30 days prior to the notice deadline for the nomination of director candidates for election to the Board at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), subject to certain exceptions (the “Initial Term”). Should the Board renominate the Investor Designee for election to the Board at the 2022 Annual Meeting and should the Investors accept the renomination, then the Initial Term will be automatically extended until the date that is 45 days prior to the notice deadline for the nomination of director candidates for election to the Board at the 2023 annual meeting of stockholders.

The Investors have entered into a confidentiality agreement with the Company, in the form attached to the Cooperation Agreement.

The above summary is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 25, 2021, the Settlement Agreement (the “Ancora Settlement Agreement”) dated October 2, 2017, by and among the Company, on the one hand, and Ancora Advisors, LLC, Ancora Catalyst Fund LP, Merlin Partners LP and Frederick DiSanto, on the other hand, was terminated by mutual agreement of the parties thereto.

The foregoing description of the Ancora Settlement Agreement is subject to and qualified in its entirety by reference to the full text of the Ancora Settlement Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company with the SEC on October 5, 2017, and is incorporated by reference into this Item 1.02.

On March 26, 2021, in connection with and effective upon the execution of the Cooperation Agreement, the Company terminated the Settlement Agreement (the “2020 Settlement Agreement”) dated May 10, 2020, by and among the Company, on the one hand, and Intrinsic, the Avedisian Trust, the Investor Designee, KGT Investments, LLC (“KGT”), The Khimji Foundation (“TKF”), Mahmood Khimji, Bryant L. Keil, Neil Luthra, David J. Near and Todd W. Smith, on the other hand.

The foregoing description of the 2020 Settlement Agreement is subject to and qualified in its entirety by reference to the full text of the 2020 Settlement Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 11, 2020, and is incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Investor Designee will serve an initial term until the 2021 Annual Meeting. If the Investor Designee is elected at the 2021 Annual Meeting, he will serve a one-year term beginning the day after the 2021 Annual Meeting and expiring at the 2022 Annual Meeting.

Mr. Avedisian, age 56, currently serves as a Principal at Highgate Holdings, a real estate investment and hospitality management company, and has been employed in this role since 2010. In addition, Mr. Avedisian founded Intrinsic in 2008 and currently serves as its managing member. From 2000 to 2015, Mr. Avedisian served on the Board, including as Chairman of the Compensation and Organization Committee. The Board believes that Mr. Avedisian’s qualifications to serve as a member of the Board include his financial experience and familiarity with the Company (having previously served on the Board).

As of the date of the appointment of the Investor Designee, other than the Cooperation Agreement, the director resignation letter (a form of which is attached as Exhibit A to the Cooperation Agreement) and the confidentiality agreement (a form of which is attached as Exhibit B to the Cooperation Agreement), there is no arrangement or understanding between the Investor Designee and any other person pursuant to which the Investor Designee was appointed as a director.

On May 12, 2020, the Avedisian Trust, KGT and TKF were issued an aggregate of 130,000 shares of the Common Stock (the Avedisian Trust was issued 41,311 shares) in connection with the 2020 Settlement Agreement. At the time of the share issuance, the Avedisian Trust, KGT and TKF, together with certain other persons, owned over five percent of the Common Stock. The Company recorded expenses of $0.4 million in connection with the issuance of the shares. The foregoing description of the share issuance is subject to and qualified in its entirety by reference to the full text of the 2020 Settlement Agreement, which is incorporated by reference into this Item 5.02.

Intrinsic is party to a securities purchase agreement with the Company dated February 9, 2021 (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue and sell to Intrinsic in a private placement an aggregate of (a) 407,099 shares of the Common Stock and (ii) warrants to purchase an aggregate of 162,839 shares of Common Stock, for an aggregate purchase price of approximately $2.0 million. The foregoing description of the Securities Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company with the SEC on February 10, 2021, and is incorporated by reference into this Item 5.02.

The Investor Designee will receive compensation as a non-employee director under the Company’s director compensation plan on the same terms as the Company’s other non-employee directors. The Non-Employee Director Compensation Plan is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2019. The Investor Designee will be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, by and among Potbelly Corporation, Intrinsic Investment Holdings, LLC, the Vann A. Avedisian Trust U/A 8/29/85 and Vann A. Avedisian dated March 26, 2021.

10.2	Settlement Agreement, by and among Potbelly Corporation, Intrinsic Investment Holdings, LLC, the Vann A. Avedisian Trust U/A 8/29/85, Vann A. Avedisian, KGT Investments, LLC, The Khimji Foundation, Mahmood Khimji, Bryant L. Keil, Neil Luthra, David J. Near and Todd W. Smith, dated May 10, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 11, 2020).

10.3	Settlement Agreement, by and among Potbelly Corporation, Ancora Advisors, LLC, Ancora Catalyst Fund LP, Merlin Partners LP and Frederick DiSanto, dated October 2, 2017 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 5, 2017).

10.4	Form of Security Purchase Agreement, dated February 9, 2021, by and among Potbelly Corporation and the persons party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 10, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	Potbelly Corporation

	By:	/s/ Steven Cirulis
	Name:	Steven Cirulis
	Title:	Senior Vice President, Chief Financial Officer and Chief Strategy Officer